UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K/A
(Amendment No. 1)
___________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 19, 2024
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Piedmont Lithium Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-38427	36-4996461
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
42 E Catawba Street Belmont, North Carolina 28012
(Address of principal executive offices and zip code)
(704) 461-8000
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock $0.0001 par value per share	PLL	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act

Explanatory Note
On November 19, 2024, Piedmont Lithium Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) with respect to an Agreement and Plan of Merger with Sayona Mining Limited and Shock MergerCo Inc. This Current Report on Form 8-K/A amends the Original Report to correct a typographical error in the formular for calculating the Merger Consideration with respect to “Eligible Share, other than a Piedmont CDI,” by deleting reference to “product” in the formular and replacing it with “quotient”. Other than the preceding disclosure, no other disclosure reported in the Original Report is being amended pursuant to this amendment.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
Exhibit No.	Description
2.1†	Agreement and Plan of Merger, dated as of November 18, 2024, by and among Piedmont Lithium Inc., Sayona Mining Limited, and Shock MergerCo Inc. (Filed with Original Report)
10.1†	Form of Support Agreement (Filed with Original Report)
99.1	Press Release, issued on November 19, 2024 (Filed with Original Report)
99.2	Investor Presentation, dated November 19, 2024 (Filed with Original Report)
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

†          Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PIEDMONT LITHIUM INC.

Date: November 19, 2024	By:	/s/ Keith Phillips
	Name:	Keith Phillips
	Title:	President and Chief Executive Officer